                                  EXHIBIT 99.1

                 BROADCOM CORPORATION TO ACQUIRE EPIGRAM, INC.,
                  A LEADING PROVIDER OF HOME NETWORKING SILICON

          Acquisition Enables the World's First End-to-End Solution for
                 Broadband Internet Access and Home Networking

IRVINE, Calif. - April 25, 1999 - Broadcom Corporation (Nasdaq: BRCM), a leading developer of integrated circuits enabling high-speed broadband communications to the home and business, today announced that it has signed a definitive agreement to acquire Epigram, Inc., a Sunnyvale, Calif.-based company that makes advanced semiconductor products for high-speed home networking.

Epigram is the leader in developing and delivering advanced networking silicon that allows consumers to create high-speed home networks over ordinary telephone lines for distributing broadband Internet access, video transfer and voice at high speeds throughout the home or small office. Epigram's products enable high-speed connections among all computing devices, peripherals and consumer electronic devices within the home, and will combine with Broadcom's leading switching and communications technology to bring broadband communications into the home and small office.

Under the terms of the agreement, Broadcom will issue 4.6 million shares of its Class B Common Stock in exchange for all shares of Epigram Preferred and Common Stock, including shares issuable upon exercise of employee stock options and other rights. Based on the closing price of Broadcom Class A Common Stock on the Nasdaq National Market(R) on April 23, the deal is valued at approximately $316 million.

The merger transaction is expected to close within 90 days and will be accounted for as a pooling of interests. The boards of directors of both companies have approved the agreement. The transaction is subject to the approval of Epigram's shareholders and satisfaction of regulatory requirements and other customary closing conditions.

"Broadcom is the market leader in bringing broadband communications to the home with our broadband cable and telephone line technology for television set-tops and high-speed modems," said Henry T. Nicholas III, President and CEO of Broadcom. "This strategic acquisition completes our vision of extending the broadband connection throughout the home. It will enable the ubiquitous delivery of voice, data and video to any network-enabled appliance, PC or consumer electronic device over ordinary phone lines. This will provide a complete, standards-based silicon platform for a host of new consumer devices and applications."

Jeff Thermond, Epigram's President and CEO, said, "Epigram is thrilled to be teaming up with the world's leader in broadband networking solutions. We look forward to executing on a common vision of a world where a billion devices connect to the Internet for the delivery of voice, data and video content, anytime and anywhere. Epigram's iLine10(TM) silicon expertise combined with Broadcom's market presence and proven ability to deliver innovative, cost-effective silicon solutions promises to speed the timetable for networking multiple devices throughout the home."

Epigram will become Broadcom's Home Networking Division, based in Silicon Valley, and headed up by Mr. Thermond as the division's Vice President and General Manager, reporting to Dr. Nicholas.

Epigram, a founding member of the Home Phoneline Networking Alliance, is focused on delivering high-speed content across existing household or small business copper telephone lines, without the need to install new wiring. Epigram's technology and products allow users to send voice, video and data concurrently on existing home phonelines at speeds of 10 megabits per second and higher. Epigram has partnerships with the leading vendors in the PC, data communications and consumer electronics industries providing products to the home networking market.

Forrester Research has estimated that more than $1 billion will be spent on home networks by the year 2002. International Data Corporation estimates that today there are approximately 18 million homes with more than one PC and the number of multiple PCs is growing more than twice as fast as the overall penetration rate of PCs. IDC also estimates that over one quarter of all homes are online, which represents almost one half of all PC owners.

ABOUT EPIGRAM

PC, consumer electronics and data communications vendors are lining up their devices to actively participate in the Internet revolution. Founded in 1996 by Jack Holloway and Dr. Ed Frank, Epigram supplies silicon chipsets that are easily embedded within a PC, modem, cable modem, set-top box, television or any other device with a need for Internet connectivity. The company's first products, iLine10 chipsets, use the existing phoneline to uniquely create a high-speed network within any home or small office. The company's InsideLine(TM) local area networking technology gives consumers and small business owners a concurrent digital dial tone with their telephone service. Additional Epigram information is available at www.epigram.com.

ABOUT BROADCOM

Broadcom Corporation is a leading developer of highly integrated silicon solutions that enable broadband digital data transmission to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the Company has designed and developed integrated circuits for some of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed networking products, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the planned acquisition of Epigram include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development, integration issues, unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential intellectual property or employment issues, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; delays in the adoption and acceptance of industry standards in the home and small office networking markets; the rate of adoption by our present and future customers and end-users of Broadcom-Epigram technologies and products in those markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the loss of a significant customer; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes; fluctuations in manufacturing yields and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; the quality of our products; difficulties we encounter in achieving higher levels of design integration and in migrating product designs to smaller geometry processes; business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.


Broadcom's Annual Report on Form 10-K, forthcoming Quarterly Report on Form 10-Q and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. Broadcom undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

                                            -###-

Broadcom(R) and the pulse logo are trademarks of Broadcom Corporation. Epigram, iLine10 and InsideLine are trademarks of Epigram, Inc.